UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): OCTOBER 14, 2005



                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


       DELAWARE                         0-29227                 06-1566067
(State of incorporation)         (Commission File No.)         (IRS Employer
                                                             Identification No.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     Mediacom   Communications   Corporation  owns  cable  systems  through  two
principal subsidiaries, Mediacom LLC and Mediacom Broadband LLC.

     The operating subsidiaries of Mediacom Broadband LLC (the "Registrant") have a bank credit facility (the "Broadband credit facility") that consists of a revolving credit commitment, a $300.0 million term loan (Term Loan A) and a $500.0 million term loan (Term Loan C), which are subject to commitment reductions and amortization, as applicable. On October 14, 2005, the Broadband credit facility was amended (i) to increase the revolving credit commitment from approximately $543.0 million to approximately $650.5 million, of which approximately $430.3 million is not subject to scheduled reductions, and (ii) to extend the final commitment date of the commitments not subject to reductions from March 31, 2010 to December 31, 2012.

     JPMorgan Chase Bank (the administrative agent of the Broadband credit facility), several of the lenders of the Broadband credit facility or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2005


                                         MEDIACOM COMMUNICATIONS CORPORATION



                                         By: /s/ Mark E. Stephan
                                             -------------------------------
                                             Mark E. Stephan
                                             Executive Vice President and
                                             Chief Financial Officer